                                                                   EXHIBIT 99.1

For Immediate Release

                      CONSOLIDATED WATER CO. LTD. REPORTS
               FIRST QUARTER EARNINGS OF $0.24 PER DILUTED SHARE

GEORGE TOWN, Cayman Islands, B.W.I. (May 15, 2003) -- Consolidated Water Co. Ltd. (Nasdaq National Market: "CWCO"), which develops and operates seawater conversion plants and water distribution systems in areas where natural supplies of drinking (i.e., potable) water are scarce, today reported its operating results for the first quarter of 2003.

For the three months ended March 31, 2003, the Company's revenue increased 26% to a record $4.0 million, compared with $3.2 million in the first quarter of the previous year. Net income increased to $1,017,998, or $0.24 per diluted share, in the most recent quarter, from $926,500, or $0.23 per diluted share, in the year-earlier period. The weighted average number of fully-diluted shares outstanding increased 5% to 4,251,195 in the first quarter of 2003, compared with 4,054,949 in the prior-year quarter.

"We were reasonably satisfied with our first quarter revenue and earnings, which included results from the acquisitions of several water operations in the Caribbean basin as of February 1, 2003," stated Rick McTaggart, President of Consolidated Water Co. Ltd. "Water sales in our traditional markets, primarily the Cayman Islands and Belize, declined slightly in the first quarter. We believe this reflects continued weakness in tourism as a result of economic uncertainties and the War in Iraq. While our gross profit increased 28% for the quarter as a result of the acquisitions, general and administrative expenses increased 60%, also as a result of the acquisitions along with higher insurance and office rental costs. Thus, while first quarter earnings set a new record for the Company, they were up only 10% from the prior-year period. I am pleased to report, however, that net cash flows provided by operating activities increased 98% to $1,166,841, compared with $590,025 in last year's first quarter."

"We expect loan interest costs, which include bridge financing fees that are being amortized over six months, to decrease if we complete our pending equity offering, the proceeds of which will be used to repay a portion of our debt," continued McTaggart. "We also expect to reduce general and administrative expenses as we assimilate the corporate functions of our recent acquisitions. Through the acquisitions, we expect Consolidated's revenues to approximately double on an annualized basis. We believe that our administrative staff will be able to manage all of the combined operations in a manner such that our general and administrative costs will not increase in proportion to revenue."

"As a result of the acquisitions completed in February, Consolidated Water now operates seawater conversion plants and/or water distribution systems in the Cayman Islands, Belize, Barbados, the British Virgin Islands, and the Commonwealth of the Bahamas," commented Jeffrey Parker, Chairman and Chief Executive Officer of the Company. "We also acquired a reverse osmosis plant design, construction and operating services company; the exclusive rights to distribute the DWEER(TM) line of highly efficient energy recovery systems to reverse osmosis desalination plant operators throughout the Caribbean basin; and a 12.7% interest in Waterfields Co. Ltd., which owns a seawater desalination plant in Nassau, Bahamas that we are currently operating under an Engineering Services Agreement. Dividends received on our 12.7% interest in Waterfields were included in our first quarter results. We hope to acquire a further 78.2% of Waterfields and a Management Services Agreement with that company before the end of the second quarter, following which we will consolidate that company's revenue, as well as net income, in future operating results."

On January 31, 2003, the Company paid a quarterly cash dividend of $0.105 to shareholders of record on December 31, 2002, and on April 30, 2003, the Company paid a quarterly cash dividend of $0.105 to shareholders of record on March 31, 2003. The Company has paid dividends to owners of its common and redeemable preferred shares since 1985. The Board of Directors has established a policy, but not a binding obligation, that it will seek to maintain a dividend payout ratio in the range of 50% to 60% of net income.

THE COMPANY WILL HOST AN INVESTOR CONFERENCE CALL AT 11:30 AM EDT TOMORROW, MAY 16, 2003, TO DISCUSS ITS OPERATING RESULTS. TO PARTICIPATE IN THE CONFERENCE CALL, PLEASE DIAL 800-915-4836 (973-317-5319 FOR INTERNATIONAL CALLERS), A FEW MINUTES BEFORE 11:30 A.M. EDT. A REPLAY OF THE CONFERENCE CALL WILL BE AVAILABLE UNTIL MAY 23, 2003, BY DIALING 800-428-6051 (973-709-2089 FOR
INTERNATIONAL CALLERS). THE ACCESS CODE FOR THE REPLAY IS 294602.

Consolidated Water Co. Ltd. is engaged in the development and operation of seawater conversion plants and water distribution systems in areas of the world where naturally occurring supplies of potable water are scarce or nonexistent. The Company currently operates reverse osmosis seawater conversion facilities in the Cayman Islands, the British Virgin Islands, Barbados, Belize and the Commonwealth of the Bahamas.

The common stock of Consolidated Water Co. Ltd. is traded on the Nasdaq National Market under the symbol "CWCO". Additional information on the Company is available on its website at http://www.consolidated-water.com.

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "intend", "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, changes in its relationship with the Governments of the jurisdictions in which it operates, the ability to successfully secure contracts for water projects in other countries, the ability to develop and operate such projects profitably, the completion of the Company's pending equity offering, the Company's ability to manage growth and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

                    For further information, please contact:

              Frederick W. McTaggart, President at (345) 945-4277
                        or via e-mail at cwco@candw.ky
                       http://www.consolidated-water.com
                                       or

    RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893
                      or via e-mail at info@rjfalkner.com

                        (Financial Highlights to Follow)

                          CONSOLIDATED WATER CO. LTD.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                      (Expressed in United States Dollars)

                                                                                           MARCH 31,       DECEMBER 31,
                                                                                             2003              2002
                                                                                          (UNAUDITED)
                                            ASSETS
CURRENT ASSETS
    Cash and cash equivalents                                                               3,723,974           568,304
    Accounts receivable                                                                     2,770,139         1,406,947
    Inventory                                                                                 946,429           388,131
    Prepaid expenses and other assets                                                         448,934           370,429
    Deferred expenditures                                                                   1,300,401           887,856

    Current portion of loans receivable                                                     1,080,127                --
                                                                                          -----------       -----------
TOTAL CURRENT ASSETS                                                                       10,270,004         3,621,667

Loans receivable                                                                            4,045,385                --
Property, plant and equipment, net                                                         21,062,174        20,253,646
Investments in affiliates                                                                  13,349,712            12,450
Intangible assets                                                                           6,301,893         1,619,874
Goodwill                                                                                    2,673,733                --
                                                                                          -----------       -----------
TOTAL ASSETS                                                                              $57,702,901       $25,507,637
                                                                                          ===========       ===========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Dividends payable                                                                         469,514           508,444
    Accounts payable and other liabilities                                                  1,949,295         1,143,850
    Stock compensation liability                                                              417,341           424,841
    Current portion of long term debt                                                      12,298,653           518,275
                                                                                          -----------       -----------
TOTAL CURRENT LIABILITIES                                                                  15,134,803         2,595,410

Long term debt                                                                             18,322,857         2,074,609
Security deposits and other liabilities                                                       136,235           136,235
                                                                                          -----------       -----------
TOTAL LIABILITIES                                                                          33,593,895         4,806,254
                                                                                          -----------       -----------
STOCKHOLDERS' EQUITY
    Redeemable preferred stock, $1.20 par value. Authorized 100,000 shares;
    issued and outstanding 18,914 shares as at March 31, 2003 and 19,740
    shares at as December 31, 2002                                                             22,697            23,688
    Class A common stock, $1.20 par value. Authorized 9,870,000 shares;
    issued and outstanding 4,239,959 shares as at March 31, 2003 and
    3,993,419 shares at as December 31, 2002                                                5,087,951         4,792,103
    Class B common stock, $1.20 par value. Authorized 30,000 shares;
    issued and outstanding nil shares as at March 31, 2003 and nil shares as at
    December 31, 2002                                                                              --                --
    Additional paid-in capital                                                              9,896,349         7,354,395
    Retained earnings                                                                       9,102,009         8,531,197
                                                                                          -----------       -----------
TOTAL STOCKHOLDERS' EQUITY                                                                 24,109,006        20,701,383
                                                                                          -----------       -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                $57,702,901       $25,507,637
                                                                                          ===========       ===========

                          CONSOLIDATED WATER CO. LTD.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)
                      (Expressed in United States Dollars)

                                                        THREE MONTHS       THREE MONTHS
                                                       ENDED MARCH 31,    ENDED MARCH 31,
                                                            2003               2002
                                                       ---------------    ---------------

Retail water sales                                         2,818,953          2,858,899
Bulk water sales                                           1,005,140            325,906
Service revenue                                              194,632                 --
                                                         -----------        -----------
TOTAL REVENUE                                              4,018,725          3,184,805
                                                         -----------        -----------

Retail cost of sales                                      (1,219,878)        (1,421,687)
Bulk cost of sales                                          (736,469)          (244,765)
Service cost of sales                                       (117,692)                --
                                                         -----------        -----------
TOTAL COST OF SALES                                       (2,074,039)        (1,666,452)

                         GROSS PROFIT                      1,944,686          1,518,353

General and administrative expenses                         (926,635)          (579,356)
                                                         -----------        -----------

                    INCOME FROM OPERATIONS                 1,018,051            938,997
                                                         -----------        -----------

Other income (expenses):
    Interest income                                            5,522              6,432
    Interest expense                                        (293,383)           (20,867)
    Other income                                             101,372              1,938
    Equity in earnings of affiliates                         192,429                 --
                                                         -----------        -----------

                                                               5,940            (12,497)
                                                         -----------        -----------

                NET INCOME BEFORE INCOME TAXES             1,023,991            926,500
                                                         -----------        -----------

    Income taxes                                              (5,993)                --
                                                         -----------        -----------

                          NET INCOME                     $ 1,017,998        $   926,500
                                                         ===========        ===========

                   BASIC EARNINGS PER SHARE              $      0.25        $      0.24
                                                         ===========        ===========

DILUTED EARNINGS PER SHARE                               $      0.24        $      0.23
                                                         ===========        ===========

DIVIDENDS DECLARED PER SHARE                             $     0.105        $     0.105
                                                         ===========        ===========

WEIGHTED AVERAGE NUMBER OF COMMON STOCK USED
IN THE DETERMINATION OF:

    Basic earnings per share                               4,121,698          3,923,209
                                                         ===========        ===========

    Diluted earnings per share                             4,251,195          4,054,949
                                                         ===========        ===========

                          CONSOLIDATED WATER CO. LTD.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                      (Expressed in United States Dollars)

                                                                  THREE MONTHS       THREE MONTHS
                                                                 ENDED MARCH 31,    ENDED MARCH 31,
                                                                      2003                2002
                                                                 ---------------    ---------------

Net cash flows provided by operating activities                      1,166,841            590,025
                                                                  ------------        -----------

  CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES
     Purchase of property, plant and equipment                        (241,663)        (1,681,993)
     Business combinations, net of cash acquired                   (11,885,839)                --
     Investment in affiliate                                       (12,069,998)                --
     Collections from loans receivable                                 178,759                 --
                                                                  ------------        -----------

  Net cash used in investing activities                            (24,018,741)        (1,681,993)
                                                                  ------------        -----------

Cash flows provided by (used in) financing activities
     Proceeds from new credit facility                              28,056,126          1,500,000
     Deferred expenditures                                            (412,545)                --
     Dividends paid                                                   (486,111)          (397,520)
     Proceeds from issuance of common stock                            537,600            162,835
     Principal payments of long term debt                           (1,687,500)           (12,500)
     Proceeds from bank loans                                               --            500,000
                                                                  ------------        -----------

  Net cash provided by financing activities                         26,007,570          1,752,815
                                                                  ------------        -----------

  NET INCREASE IN CASH AND CASH EQUIVALENTS                          3,155,670            660,847

  CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                     568,304            516,446
                                                                  ------------        -----------

  CASH AND CASH EQUIVALENTS AT END OF PERIOD                      $  3,723,974        $ 1,177,293
                                                                  ============        ===========

  Interest paid in cash                                           $    230,321        $    16,317
  Interest received in cash                                       $      5,522        $     6,463